Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-63485) pertaining to the 1997 Stock Incentive Plan of Opinion Research Corporation, Registration Statement (Form S-8 No. 333-45412) pertaining to the Employee Stock Purchase Plan of Opinion Research Corporation, Registration Statement (Form S-8 No. 333-46530) pertaining to the Stock Purchase Plan for Non-Employee Directors and Designated Employees of Opinion Research Corporation, and Registration Statement (Form S-8 No. 333-64630) pertaining to the Employee Share Ownership Plan of ORC Holdings, Ltd. of our report dated March 30, 2006, with respect to the consolidated statements of operations, stockholders’ equity and cash flows and schedule of Opinion Research Corporation for the year ended December 31, 2003 included in its Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

MetroPark, New Jersey

March 30, 2006